UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Materials under §240.14a-12

GARMIN LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 5, 2015.

GARMIN LTD.

Meeting Information

Meeting Type:	Annual Meeting
For holders as of:	April 10, 2015
Date: June 5, 2015 Time: 10:00 AM CDT
Location:	1200 East 151st Street
Olathe, Kansas 66062

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. NOTICE AND PROXY STATEMENT 2. ANNUAL REPORT 3. FORM 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

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1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
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—  How To Vote  —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1.	Approval of Garmin Ltd.’s 2014 Annual Report, including the consolidated financial statements of Garmin Ltd. for the fiscal year ended December 27, 2014 and the statutory financial statements of Garmin Ltd. for the fiscal year ended December 27, 2014.

2.	Approval of the appropriation of available earnings.

3.	Approval of the payment of a cash dividend in the aggregate amount of US $2.04 per outstanding share out of the Company’s general reserve from capital contribution in four equal installments.

4.	Discharge the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 27, 2014.

The Board of Directors recommends you vote FOR the following:

5.	Re-election of Directors, each for a term extending until completion of the next annual general meeting:

	5a.	Donald H. Eller

	5b.	Joseph J. Hartnett

	5c.	Min H. Kao

	5d.	Charles W. Peffer

	5e.	Clifton A. Pemble

	5f.	Thomas P. Poberezny

6.	Re-election of Min H. Kao as Executive Chairman of the Board of Directors for a term extending until completion of the next annual general meeting.

7.	Re-election of Compensation Committee Members, each for a term extending until completion of the next annual general meeting:

	7a.	Donald H. Eller

	7b.	Joseph J. Hartnett

	7c.	Charles W. Peffer

	7d.	Thomas P. Poberezny

8.	Re-election of the law firm of Reiss+Preuss LLP as Independent Proxy for a term extending until completion of the next annual general meeting.

The Board of Directors recommends you vote FOR the following proposals:

9.	Ratification of the appointment of Ernst & Young LLP as Garmin Ltd.’s independent registered public accounting firm for the 2015 fiscal year and re-election of Ernst & Young Ltd. as Garmin Ltd.’s statutory auditor for another one-year term.

10.	Advisory vote on executive compensation.

11.	Binding vote to approve the Fiscal Year 2016 maximum aggregate compensation for the Executive Management.

12.	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2015 Annual General Meeting and the 2016 Annual General Meeting.

13.	Approval of amendment to the Garmin Ltd. Employee Stock Purchase Plan.

Voting Instructions